UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2007

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:  (972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

          On January 23, 2007, Texas Industries, Inc. announced that its subsidiary, TXI Capital Trust I, has called for the redemption on February 22, 2007 of $60 million aggregate liquidation amount of its 5.5% shared preference redeemable securities (NYSE: TXI PrS).  A copy of the press release announcing the results of the redemption is attached as Exhibit 99.1 hereto.

          On February 23, 2007, Texas Industries, Inc. announced that its subsidiary, TXI Capital Trust I, has called for redemption all of its remaining outstanding 5.5% shared preference redeemable securities (NYSE: TXI PrS).  A copy of the press release announcing the redemption is attached as Exhibit 99.2 hereto and a copy of the notice of redemption is attached as Exhibit 99.3 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release dated February 23, 2007--Texas Industries, Inc. Announces Results of Partial Redemption of 5.5% Shared Preference Redeemable Securities.
	99.2	Press Release dated February 23, 2007--TXI Capital Trust I Calls All 5.5% Shared Preference Redeemable Securities for Redemption.
	99.3	Notice of Redemption to the holders of 5.5% Shared Preference Redeemable Securities (CUSIP 873119200) of TXI CAPITAL TRUST I, dated February 23, 2007

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

By:	/s/ Frederick G. Anderson

Frederick G. Anderson
Vice President and General Counsel

Date:     February 23, 2007